UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 9, 2021
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1465 North Scottsdale Road Suite 400
Scottsdale, AZ 85257
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	LLNW	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2021, the Compensation Committee (“Committee”) of the Board of Directors of Limelight Networks, Inc. (“Limelight”) reviewed the attainment levels for the annual bonus payout with respect to services performed in fiscal year 2020 for participants under Limelight’s Master Executive and Management Bonus Plan, a copy of which was furnished with a Current Report on Form 8-K on May 19, 2009 (the “Plan”). The bonus amounts were based upon achievement of the criteria set forth in the Plan and Limelight’s financial results for fiscal year 2020. Participants include Limelight’s principal executive officer, principal financial officer, and the other named executive officers. The table below sets forth the bonuses awarded to Limelight’s principal executive officer, principal financial officer, and other named executive officers:

Executive Officer	FY 2020 annual incentive equity grant value
Robert A. Lento Former President, Chief Executive Officer and Director	$408,000
Daniel Boncel Senior Vice President, Chief Financial Officer	$78,625
Sajid Malhotra Former Senior Vice President, Chief Financial Office	$232,900
Tom Marth Senior Vice President, Sales	$210,800
Michael DiSanto Senior Vice President, Chief Administrative and Legal Officer & Secretary	$167,450
Kurt Silverman Former Senior Vice President, Development and Deliver	$114,113

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: February 12, 2021	By:	/s/ Michael DiSanto
Michael DiSanto Chief Administrative and Legal Officer & Secretary